SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 9, 2003

COMMISSION FILE NUMBER: 1-7959

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

MARYLAND
(State or other jurisdiction of incorporation or organization)

52-1193298
(I.R.S. employer identification no.)

1111 WESTCHESTER AVENUE
WHITE PLAINS, NEW YORK 10604
(Address of principal executive offices, including zip code)

(914) 640-8100
(Registrant’s telephone number, including area code)

COMMISSION FILE NUMBER: 1-6828

STARWOOD HOTELS & RESORTS
(Exact name of registrant as specified in its organizational documents)

MARYLAND
(State or other jurisdiction of incorporation or organization)

52-0901263
(I.R.S. employer identification no.)

1111 WESTCHESTER AVENUE
WHITE PLAINS, NEW YORK 10604
(Address of principal executive offices, including zip code)

(914) 640-8100
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURES.

     On May 8, 2003, Starwood Hotels & Resorts Worldwide, Inc. announced that it has agreed to sell $300 million aggregate principal amount of convertible senior notes due 2023 (plus an option to the initial purchasers of the notes to acquire up to an additional $60 million principal amount of the notes) in a private placement transaction. The notes will be convertible into shares of Starwood. Holders of the notes and the shares issuable upon conversion thereof will have certain registration rights with respect to such securities.

     This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes or the stock issuable upon conversion of the notes.

     A copy of the press release containing the foregoing announcement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

99.1	Press release dated May 8, 2003 of Starwood Hotels & Resorts Worldwide, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARWOOD HOTELS & RESORTS	STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By: /s/ Jeff S. Drew	By: /s/ Jeff S. Drew
Name: Jeff S. Drew Title: Vice President and Treasurer	Name: Jeff S. Drew Title: Senior Vice President and Treasurer

Dated: May 9, 2003

INDEX TO EXHIBITS

99.1 Press release dated May 8, 2003 of Starwood Hotels & Resorts Worldwide, Inc.